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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): June 12, 2003

                                GoldSpring, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

          000-32429                             65-0955118
   (Commission File Number)          (IRS Employer Identification No.)

      14354 N. Frank Lloyd Wright Blvd., Suite 4, Scottsdale, Arizona 85260
               (Address of Principal Executive Offices)(Zip Code)

                                  (480)477-6440
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On June 12, 2003 (the "Effective Date"), pursuant to a Plan and Agreement of Reorganization ("Agreement") by exchange by Goldspring, Inc. ("Goldspring" or the "Company") with Ecovery, Inc. the Company purchased substantially all of the assets of Ecovery, Inc. for a total of 90,000,000 restricted common shares of the Company and 46,500 newly authorized $100 Preferred Convertible/Redeemable shares in full satisfaction of $4,650,000 of production payments due from the operation of the claims and $100,000. Total consideration for the GoldSpring mining claims was $4,750,000, which has been reported as an asset on the Company's balance sheet The Company's balance sheet, post closing, now reflects assets of approximately $6.9 million which includes the GoldSpring Placer Gold Claims and the Big Mike Copper project, at cost, and no debt. The Agreement was entered into on March 20, 2003, to be effective March 11, 2003 and all of the requirements of conditions of the closing were satisfied as of June 12, 2003. Pursuant to such agreement, the Company cancelled the previously issued 79,500,000 restricted common shares and reissued 90,000,000 restricted common shares to the Ecovery shareholders.

Pursuant to the terms of the Agreement, Antonio Treminio resigned from the Board of Directors of the Company and John Cook and Les Cahan were appointed to the Board of Directors. In addition, Antonio Treminio resigned as President, Chief Executive Officer and Chief Financial Officer and John Cook was named as President and Chief Executive Officer of the Company. Les Cahan was named as the Treasurer of the Company. In addition, on June 9, 2003, the Company appointed Robert Faber, CPA, to its Board of Directors and named him Chief Financial Officer of the Company.

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and by the majority of the Board of Directors of Ecovery on March 12, 2003.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at July 1, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                         NAME OF                SHARES OF
TITLE OF CLASS           BENEFICIAL OWNER       COMMON STOCK   PERCENT OF CLASS
--------------           ----------------       ------------   ----------------

Common                   Ecovery, Inc.          90,000,000            %

Common                   John Cook                      (1)          (1)


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Common                   Les Cahan                      (2)          (2)

Common                   Robert Faber                    0            0

DIRECTORS AND                                           (3)          (3)
OFFICERS AS A
GROUP

(1) John Cook does not directly own any shares at this time. However, as a shareholder of Ecovery, Inc. he is entitled to 8,000,000 Goldspring, Inc. shares which he will receive when such shares have been distributed to the Ecovery, Inc. shareholders.
(2) Les Cahan does not directly own any shares at this time. However, as a shareholder of Ecovery, Inc. he is entitled to 8,000,000 Goldspring, Inc. shares which he will receive when the Goldspring shares have been distributed to the Ecovery, Inc. shareholders.
(3) Les Cahan and John Cook do not directly own any shares at this time. However, as shareholders of Ecovery, Inc. they are entitled to a total of 16,000,000 Goldspring, Inc. shares which they will receive when the Goldspring shares have been distributed to the Ecovery, Inc. shareholders.

The  following is a  biographical  summary of the  directors and officers of the
Company:

John Cook has been our President, Chief Executive Officer and a Director since March 2003. He is a professional mining engineer (PEng) with an extensive background in worldwide mining projects and operations. Most recently, he has been involved in the construction of a gravity gold extraction plant in eastern Canada. He is the non-executive Chairman of Anaconda Gold Corp. and is a director of three other public companies. Mr. Cook has previously worked in senior positions with Navan Resources, Goldcorp and Lac Minerals. In all he has more than 40 years experience in the mining industry.

Leslie L. Cahan has been our Treasurer and a Director since March 2003. Mr. Cahan was the former owner of the GoldSpring placer gold claims and will serve as Company treasurer and will oversee the management of the GoldSpring claims. He has owned the claims since 1986 and has been intimately involved in the exploration and development activities over the past 17 years. Mr Cahan has a history of real estate development in U.S.A and Canada.

Robert Faber has been a member of our Board of Directors and Chief Financial Officer since June 2003. Mr. Faber is a financial executive with 20 years of diverse financial management, business and acquisition experience including substantial international experience. Mr. Faber has extensive experience in developing and implementing business strategies for complex multi-country, multi-currency, multi-location and multi-cultural environments as well as extensive merger and acquisition experience with over 50 separate transactions ranging from $250 million to $500,000. Mr. Faber previously served as the Assistant Regional Controller with Allied Waste Industries, where his team was responsible for management of a $1.2 billion multi state business operation. Prior to Allied, Faber spent 17 years with Waste Management, Inc., a $12 billion publicly traded environmental services company, during which time he served at senior positions such as Director of Finance, London, England. He has extensive experience in SEC reporting.


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Agreement, the Company purchased substantially all of the assets of Ecovery, Inc. for 90,000,000 shares of the Company's common stock., 46,500 $100 Preferred Convertible/Redeemable shares valued at $4,650,000 plus $100,000. Pursuant to this Agreement, the Company controls 100% of the Gold Canyon and Spring Valley Gold Placer Properties, which, according to Donald A. Bourne, P.Eng, consulting geologist, "contains 1,199,000 proven ounces of gold in 41,000,000 cubic yards of alluvial sand and gravel." The property consists of 21 unpatented placer mining claims covering approximately 850 acres located 30 miles south east of Reno and 7 miles east of Carson City, Nevada. The claim groups lie immediately south of the famous Comstock Lode gold - silver mining camp, which is considered the source of the placer values in the immediate area. Several lode mines are located at higher elevations in close proximity to the Spring Valley properties and practically all of the eroded material from these veins would be deposited on the Company's claim group. Exploration work completed on these claim groups has been carried out under the supervision of experienced and knowledgeable mining consultants thoroughly familiar with the gold mineralization of the Carson City area.

The in ground value of the reported gold reserves at a gold price of $330 (currently $350-$370) is roughly $350,000,000.00(using 900 fine), or just over $8.50/cu.yd. Operating and other costs should not exceed $3.50/cu.yd. which leaves 5.00/cu.yd., or $200,000,000.00+ of net operating revenue from gold recovery.

As announced on June 2, 2003, the Company has contracted with RMS-Ross Corporation of Chilliwack, BC, Canada for the manufacture of the first turnkey gravity gold recovery plant on the claims. The Company has negotiated terms on the total cost of $515,455. The plant includes a gold room for $101,000 which will provide the required security for the recovery operation as well as assuring higher recovery through a state of the art finishing circuit. The Company's business plan calls for the securing of $1,000,000 to implement Spring Valley 1, the first of four plants on the claims, commencing in Sept/Oct. 2003. The opening of the three additional production facilities, Spring Valley 2 and Gold Canyon 1 and Gold Canyon 2, will systematically begin in July 2004 and be completed by April 2005. Cash flow from operations will fund all three of these additional projects.

The company also owns, pursuant to this agreement, 100% of a copper ore recovery project known as "The Big Mike Project" located about 2 hours east of Reno in Winnemucca, Nevada. There are 25,000,000 pounds of reported copper, mined and on the ground. The value of the contained copper at today's price of $0.75/pound is $17.75 million. Operating costs should not exceed $0.30/ pound. The Company intends to develop this project from internal cash flow when copper prices are suitable.

Professional Consultants


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P.K. Rana Medhi, Mining Engineer was the senior operations engineer with Cypress
Minerals for 15 years, working directly with the President of the Company. Rana, as a senior advisor to the Company, brings large scale earthmoving experience and extensive mining and permitting background to the Company.

Paul A. Pelke, Registered Geologist, has over 20 years experience as project manager/geologist in gold projects around the world. A graduate of MIT, Paul, as a resident of Reno, NV has had the opportunity to be involved in the GoldSpring claims and has intimate knowledge of the exploration activities through the years. The knowledge and information he brings is invaluable to the current operation.

Terry Plummer, President of RMS - Ross Corporation, has 35 years in the placer mining industry world wide and has visited over 250 placer mining operations. RMS -Ross is a leading supplier of placer mining processing equipment and a licensed dealer for Falcon concentrators. Terry will head up GoldSpring's processing equipment team and will be instrumental in both the start up and ongoing phases of operations. The initial plant will be capable of handling 200 tons per hour and has been fully designed and specified following Terry's March site visit.

Jerrie  Gasch  is  a  Registered  Geophysicist  and  Geologist  from  Gasch  and
Associates of Sacramento, Ca. www.geogasch.com. Jerrie has been involved in virtually all of the exploration and engineering work conducted on the GoldSpring placer claims over the past 20 years.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired

(b) Pro forma financial information

Pro forma financial information has been filed herewith.

(c) Exhibits

Number   Exhibit
------   -------

2.1 Plan and Agreement of Reorganization by exchange by Goldspring, Inc. of its voting stock for substantially all of the assets of Ecovery, Inc.

2.2      Manufacturing   Agreement   between   Goldspring   Inc.  with  RMS-Ross
         Corporation dated June 2, 2003.

2.3      Consolidated Income Statements.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GOLDSPRING, INC.


                                         By: /s/ John Cook
                                             -----------------------------------
                                             John Cook
                                             President

July 2, 2003